EXHIBIT 32
               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
                 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of UCI Medical Affiliates, Inc. ("UCI"), that, to his knowledge, the Annual Report of UCI on Form 10-K for the period ended September 30, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of UCI. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to UCI and will be retained by UCI and furnished to the Securities and Exchange Commission or its staff upon request.


December 22, 2006                       /s/ D. Michael Stout, M.D.
                                       ------------------------------------
                                        D. Michael Stout, M.D.
                                        President and Chief
                                        Executive Officer

                                        /s/ Jerry F. Wells, Jr., CPA
                                        Jerry F. Wells, Jr., CPA
                                        Executive Vice President and
                                        Chief Financial Officer